EXHIBIT 99.2

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185 Fax: 720-981-1186
Trading Symbol: VGZ Toronto and NYSE MKT Stock Exchanges

__________________ NEWS _________________

Vista Gold Corp. Announces AN AGREEMENT TO CONVERT Its Interest in the Awak Mas Gold Project INto a Royalty

Denver, Colorado, December 11, 2013 – Vista Gold Corp. (TSX & NYSE MKT: VGZ) (“Vista” or the “Company”)  today announced that it has signed a binding share purchase agreement (the “Purchase Agreement”) to convert its interest in the Awak Mas gold project in Sulawesi, Indonesia (the “Awak Mas Project”) into a net smelter return royalty (“Royalty”) on the project.

The Awak Mas Project is indirectly held through a wholly owned subsidiary of the Company, Vista Gold (Barbados) Corp. (“Vista Barbados”) and is the subject of a 2009 joint venture agreement, as amended and assigned, and a 2011 additional option agreement, as amended and assigned, (together, the “Existing Agreements”) each between Vista Barbados and Awak Mas Holdings Pty Ltd. (the “Purchaser”) (a wholly owned subsidiary of One Asia Resources Corp. (“One Asia”)).  The Existing Agreements provide the Purchaser with the option to acquire an 80% interest in the Awak Mas Project by completing certain activities.  Additional information about the Existing Agreements is available in the Company’s annual report on Form 10-K for the year ended December 31, 2012.

The Purchase Agreement announced today provides for the termination of the Existing Agreements and the acquisition by the Purchaser of 100% of the outstanding shares of Vista Barbados, the entity that indirectly holds the Awak Mas Project.  In exchange, (a) the Purchaser will forego certain cash payments due to have been paid by the Company had the Purchaser completed the earn-in of its interest in the project, and (b) the Company will receive the Royalty (2% on the first 1.25 million ounces of gold production and 2.5% on the next 1.25 million ounces of gold production from the Awak Mas Project).

The completion of the transaction is subject to a number of conditions, including receipt of any required regulatory approvals, and the transaction is expected to close on or about December 16, 2013.

Frederick H. Earnest, President and Chief Executive Officer, said “We are pleased that One Asia has demonstrated an ability to advance the Awak Mas Project, and to operate effectively in Indonesia. With One Asia poised to perfect their 80% earn-in at the Awak Mas Project, Vista would have been required to reimburse One Asia for certain expenses incurred over the course of the last four years and begin to fund 20% of the ongoing project expenditures.  As a result of this new agreement with the Purchaser, and subject to the successful development of the Awak Mas Project, Vista could enjoy cash income with exposure to gold prices and project reserve growth, if any, without committing any future capital. This is consistent with our strategic objectives, which include reducing our operating risk, improving our balance sheet and locking in value for our shareholders.”

About Vista Gold Corp.

Vista’s principal assets include its flagship Mt. Todd gold project in Northern Territory, Australia, and a 24.9% holding in Midas Gold Corp.  In addition to non-core projects in Mexico, Indonesia and California, Vista holds a  royalty interest in a  project in Bolivia.  For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as the completion of the transaction announced in this press release, the anticipated closing date for the transaction, future obligations of Vista under the Existing Agreements, the successful development of the Awak Mas Project, the receipt of any payments pursuant to the Royalty, the potential for Vista to gain exposure to gold prices and project reserve growth at the Awak Mas Project, Vista’s ability to successfully reduce its operating risk while preserving value for its shareholders and other such matters are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: approved business plans, anticipated and estimated costs and budget expenditures to continue to optimize and advance the Company’s core assets, the perceived extent and duration of the current weakness of gold equity securities and other such matters.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” “would,” “could,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource estimates, estimates of results based on such resource estimates; risks relating to completing metallurgical testing; risks relating to cost increases for capital and operating costs;  risks related to the timing and the ability to obtain approval of the environmental impact statement and the necessary permits for the Mt. Todd gold project, risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in Vista’s Annual Report Form 10-K as filed on March 14, 2013 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Company’s website at www.vistagold.com.